EXHIBIT 99.2

T.O Entertainment, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2011	March 31, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$427,654	$636,743
Accounts receivable, less allowance for doubtful accounts and provision for sales returns	2,261,109	2,225,972
Inventories	710,584	303,660
other current assets	307,390	300,251
Total Current Assets	3,706,737	3,466,626
Non-current assets:
Film costs	7,454,705	4,720,790
Investment in animation film	2,323,140	1,361,537
Property, plant and equipment	92,402	96,855
Other assets	313,916	271,432
Total non-current assets	10,184,163	6,450,614
Total assets	$13,890,900	$9,917,240

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,809,118	$2,992,953
Other payables and accrued expenses	171,232	131,177
Bank loans – Current portion	531,100	965,013
Deferred revenue	8,399,616	6,323,030
Total Current Liabilities	11,911,066	10,412,173
Non-current liabilities:
Convertible bonds	433,459	381,737
Option liability	19,443	27,977
Bank loans – non-current portion	4,148,705	2,796,464
Total non-current Liabilities	4,601,607	3,206,178
Total liabilities	16,512,673	13,618,351

Commitments and contingencies

Stockholders’ deficit:
Common stock, with no par value; 100,000 shares authorized; 4,596 and 4,130 shares issued and outstanding at September 30, 2011 and March 31, 2011, respectively	2,018,421	1,786,412
Stock option reserves	1,056,278	1,056,278
Accumulated deficit	(5,115,353)	(6,217,939)
Accumulated other comprehensive loss	(602,998)	(325,862)
Total T.O Entertainment Inc. stockholders’ deficit	(2,643,652)	(3,701,111)
Non-controlling interest	21,879	-
Total stockholders’ deficit	(2,621,773)	(3,701,111)
Total liabilities and stockholders’ deficit	$13,890,900	$9,917,240

See notes to condensed consolidated financial statements

T. O Entertainment Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Six Month Periods Ended September 30, 2011 and 2010

	2011	2010
Revenues	$10,763,832	$4,998,110
Cost of revenue	8,287,350	5,436,450
Gross profit (loss)	2,476,482	(438,340)

Selling, general and administrative expenses	1,307,594	1,046,478

Income (loss) from operations	1,168,888	(1,484,818)

Other (expenses)	(74,846)	(43,391)

Income (loss) from operations before income taxes	1,094,042	(1,528,209)

Income tax provision	-	-

Net income (loss)	1,094,042	(1,528,209)

Other comprehensive loss:
Foreign currency translation loss	(277,135)	(16,330)

Comprehensive income (loss)	$816,907	$(1,544,539)

Net income (loss) for the period attributed to:
Stockholders of T.O Entertainment Inc.	$1,102,586	$(1,528,209)
Non-controlling interest	(8,544)	-
	$1,094,042	$(1,528,209)

Comprehensive income (loss) attributed to:
Stockholders of T.O Entertainment Inc.	$825,892	$(1,544,539)
Non-controlling interest	(8,985)	-
	$816,907	(1,544,539)

Per share information – basic and fully diluted:
Weighted average shares outstanding - basic	4,341	3,865
Net income (loss) per share - basic	$253.99	$(395.39)

Weighted average shares outstanding – fully diluted	7,141	3,865
Net income (loss) per share - fully diluted	$156.97	$(395.40)

See notes to condensed consolidated financial statements

T.O Entertainment, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Month Periods Ended September 30, 2011 and 2010

	2011	2010
Net cash (used in) provided by operating activities	$2,056,982	$3,590,246

Cash flows from investing activities:
Purchases of plant and equipment	(8,742)	(4,779)
Investments and acquisitions, net of cash acquired	(3,118,702)	(4,200,963)
Net cash (used in) investing activities	(3,127,444)	(4,205,742)

Cash flows from financing activities:
Proceeds from long-term bank loans	1,634,989	1,232,000
Repayments of long-term bank loans	(1,060,920)	(368,010)
Proceeds from issuance of common stock	262,873	-
Net cash provided by financing activities	836,942	863,990

Effect of exchange rate changes on cash	24,430	42,526

Net increase (decrease) in cash and cash equivalents	(209,090)	291,020
Cash and cash equivalents at beginning of year	636,744	767,247
Cash and cash equivalents at end of year	$427,654	$1,058,267

Supplementary cash flow information
Income taxes paid	$-	$66,214
Interest paid	$69,915	$34,995

See notes to condensed consolidated financial statements

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of T.O Entertainment, Inc. at September 30, 2011 and 2010 have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial statements, the rule and regulations of the United States Securities and Exchange Commission.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.  These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in this filing. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation to make our financial statements not misleading have been included.  The results of operations for the periods ended September 30, 2011 and 2010 presented are not necessarily indicative of the results to be expected for the full year. The March 31, 2011 balance sheet has been derived from the Company’s audited financial statements included this filing.

As stated the condensed financial statements have been prepared in accordance with GAAP and are expressed in United States dollars ($).  Financial statements prepared in accordance with GAAP contemplate the realization of assets and the satisfaction of liabilities in the normal course of business.

As of September 30, 2011 the Company has an accumulate deficits of $5,115,353, and its current liabilities exceed its current assets by $8,204,329.  Included in non-current assets at September 30, 2011 is $7,454,705 of film costs which will be expensed against future revenues and will not require the use of cash.  Included in current liabilities at September 30, 2011 is $8,399,616 of deferred revenue, which accounted for approximately 70% of the current liabilities, and represents projects in production. The deferred revenue does not represent a cash liability.  Excluding the deferred revenue, at September 30, 2011 we would have had working capital of $195,287.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts and realization of the portion of current liabilities into revenue shown in the accompanying balance sheets are dependent upon continued operations of the Company, which in turn are dependent upon the Company's ability to raise additional financing and to succeed in its future operations.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding which would enhance capital employed and strategic partners which would increase revenue bases or reduce production costs. Management believes that the above actions will allow the Company to continue its operations throughout the next fiscal year.

NOTE 2 - ORGANIZATION AND PRINCIPAL ACTIVITIES

T.O Entertainment, Inc. (“TOE” or the “Company”) is an entertainment company incorporated in Tokyo, Japan on April 1, 2003, whose businesses include filmed entertainment and book publishing and production which consists principally of production and distribution of animated and live feature films, including distribution of such films on DVD’s and Blue Ray Discs, and.  Book publishing consisting principally of the sale of books to which TOE has the rights to print and distribute. TOE operations are currently in Japan, Singapore, the United Kingdom and the Russia Federation.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include all of the assets, liabilities, revenues, expenses and cash flows of entities in which the Company has a controlling interest (“subsidiaries”). Intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The consolidated financial statements include the accounts of T.O Entertainment, Inc., and the following subsidiaries:

(i)

T.O Entertainment UK Limited, a wholly-owned subsidiary of the Company incorporated in England and Wales as a

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

private company on August 30, 2007; and

(ii)

T.O Entertainment Singapore PTE LTD a 66.67% owned subsidiary of the Company incorporated in the Republic of Singapore as a private company on April 18, 2009.

(iii)

T.O Entertainment RUS LLC, a wholly-owned subsidiary of the Company incorporated in the Russia Federation as a private company on July 21, 2011.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates and judgments inherent in the preparation of these consolidated financial statements include, among other things, accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, the determination of ultimate revenues as it relates to amortization of capitalized film costs from participations and residuals, books and DVD sales returns, equity-based compensation, income taxes, and contingencies.

Accounts Receivable

Accounts receivable are recognized and carried at net realizable value.  An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors.  Accounts are written off after exhaustive efforts at collection.  If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses.  At September 30 and March 31, 2011, the Company has no allowance for doubtful accounts, as per management's judgment based on their best knowledge.  As of September 30 and March 31 2011, the longest credit term for customers are 60 days.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“$”) and the accompanying consolidated financial statements have been expressed in United States dollars. The Company’s functional currency is the Japanese Yen (“¥”).  In addition, its operating subsidiaries in the United Kingdom and Singapore maintain their books and record in their respective local currencies, the British Pound (“£”) and the Singapore dollar (“SG$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

In accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the consolidated financial statements are translated into United States dollars from JPY at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year.  The resulting exchange differences are recorded in the consolidated statement of operations.

	2011	2010
Period-end ¥ : $1 exchange rate	76.33	83.33
Average period ¥ : $1 exchange rate	79.36	89,29
Period-end £ : $1 exchange rate	0.64	0.66
Average period £ : $1 exchange rate	0.61	0.63
Period-end SG$ : $1 exchange rate	1.30	1.32
Average period SG$ : $1 exchange rate	1.23	1.37
Period-end Rub:$1 exchange rate	31.94	30.90
Average period Rub : $1 exchange rate	28.49	30.53

Fair Value

ASC Topic 820 “Fair Value Measurement and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

These tiers include:

•

Level 1—defined as observable inputs such as quoted prices in active markets;

•

Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•

Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, other receivables, payables, and long term debt. The carrying values of cash and cash equivalents, trade receivables, other receivables, and payables approximate their fair value due to their short maturities. The carrying value of long term debt approximates the fair value of debt of similar terms and remaining maturities available to the company.

Warrants and conversion features embedded in the Convertible Notes, which are accounted as liabilities, are treated as derivative instruments, which will be measured at each reporting date for their fair value using Level 2 inputs.

The Company’s non-financial assets are measured on a recurring basis. These non-financial assets are measured for impairment annually on the Company’s measurement date at the reporting unit level using Level 3 inputs. For most assets, ASC 820 requires that the impact of changes resulting from its application be applied prospectively in the year in which the statement is initially applied.

The Company’s non-financial assets measured on a non-recurring basis include the Company’s property, plant and equipment and finite-use intangible assets which are measured for recoverability when indicators for impairment are present.  ASC 820 requires companies to disclose assets and liabilities measured on a non-recurring basis in the period in which the remeasurement at fair value is performed.

The Company valued the convertible bonds using Level 3 criterion.

Fair Value of Financial Instruments with Conversion Features

In accordance with ASC Topic 815 “Derivatives and Hedging”, the conversion feature of convertible bonds are separated from the debt instrument and accounted for separately as a derivative instrument. On the date the Company’s convertible bonds are issued, the conversion feature was recorded as a liability at its fair value, and future decreases in fair value recognized in earnings while increases in fair values recognized in expenses as interest expense.

The Company used the Black-Scholes-Merton (“Black-Scholes”) model to obtain the fair value of the conversion feature. The Company’s expected volatility assumption is based on the historical volatility of stock prices of entertainment industry average in Japan.  The expected life assumption is primarily based on the expiration date of the conversion features. The risk-free interest rate for the expected term of the conversion features is based on the U.S. Treasury yield curve in effect at the time of measurement.

Investments in Animations Films

Investments in animation films includes the Company’s investments in co-production animation films which are generally less than 50% ownership and are produced by the other investors of the ventures. Equity method of accounting is adopted for the investments in animations films.

Film Costs and Revenues

Feature films typically are produced for initial exhibition in theaters, followed by distribution in the home video, electronic sell-through, video-on-demand, pay cable, basic cable and broadcast network sectors. Generally, distribution to the home video, video-on-demand, pay cable, basic cable and broadcast network sectors each commence within a range of approximately one to five years of initial theatrical release. Theatrical revenues are recognized as the films are exhibited. Revenues from home video sales are recognized at the later of the delivery date or the date that video units are made widely available for sale or rental by retailers based on gross sales less a provision for estimated returns.  A warranty period for six months are usually provided by the Company on the film produced or arranged by the Company.  Based on management’s past experience, no report of defects or claim for compensation

Upfront or guaranteed payments for the licensing of intellectual property are recognized as revenue when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) licensing fees are either fixed or determinable and (iv)

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

collectability of the fees is reasonably assured. In the event any significant continued performance is required in these arrangements, revenue is recognized when the related services are performed.

Film costs include the unamortized cost of completed films, films in production and film rights in preparation of development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs recognized as cost of revenues for a given film as it is exhibited in various sectors, throughout its life cycle, is determined using the film forecast computation method. Under this method, the amortization of capitalized costs and the accrual of participations and residuals are based on the proportion of the film’s revenues recognized for such period to the film’s estimated remaining ultimate revenues. The process of estimating a film’s ultimate revenues (i.e., the total revenue to be received throughout a film’s life cycle) is discussed further under “Film Cost Recognition and Impairments.”

Film Cost Recognition and Impairments

Film costs include direct production costs, production overhead and acquisition costs for films are stated at the lower of unamortized cost or estimated fair value and classified as noncurrent assets. Accounting for film costs, as well as related revenues requires the exercise of judgment relates to the process of estimating a film’s ultimate revenues and is important for two reasons. First, while a film is being produced and the related costs are being capitalized, as well as at the time the film is released, it is necessary for management to estimate the ultimate revenues, less additional costs to be incurred (including exploitation and participation costs), in order to determine whether the value of a film has been impaired and, thus, requires an immediate write-off of unrecoverable film costs. Second, it is necessary for management to determine, using the film forecast computation method, the amount of capitalized film costs and the amount of participations and residuals to be recognized as costs of revenues for a given film in a particular period. To the extent that the film’s ultimate revenues are adjusted, the resulting gross margin reported on the exploitation of that film in a period is also adjusted.

Prior to the theatrical release of a film, management bases its estimates of ultimate revenues for each film on factors such as the historical performance of similar films, the rating and genre of the film, pre-release market research (including test market screenings) and the expected number of theaters in which the film will be released. Management updates such estimates based on information available during the film’s production and, upon release, the actual results of each film. Changes in estimates of ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, could have an impact on the Company’s financial results for that period. For example, prior to a film’s release, the Company often will test market the film to the film’s targeted demographic. If the film is not received favorably, the Company may (i) reduce the film’s estimated ultimate revenues, (ii) revise the film, which could cause the production costs to increase or (iii) perform a combination of both. Similarly, a film that generates lower-than-expected theatrical revenues in its initial weeks of release would have its theatrical and home video ultimate revenues adjusted downward.

Collaborative Arrangements

The Company has entered into collaborative arrangements in the film business, with one or more active participants to jointly finance produce and/or distribute motion picture or television product under which both the Company and the other active participants share in the risks and rewards of ownership. These arrangements are referred to as co-production and distribution arrangements.

The Company typically records an asset for only the portion of the film it owns and finances. The Company and the other participants typically distribute the product in different media or markets. Revenues earned and expenses incurred for the media or markets in which the Company distributes the product are typically recorded on a gross basis. The Company typically does not record revenues earned and expenses incurred when the other participants distribute the product. The Company and the other participants typically share in the profits from the distribution of the product in all media or markets. For films product, if the Company is a net receiver of (1) the Company’s share of the profits from the media or markets distributed by the other participants less (2) the other participants’ share of the profits from the media or markets distributed by the Company then the net amount is recorded as net sales. If the Company is a net payer then the net amount is recorded in cost of sales.

Gross versus Net Revenue Recognition

In the normal course of business, the Company acts as or uses an intermediary or agent in executing transactions with third parties. In connection with these arrangements, the Company must determine whether to report revenue based on the gross amount billed to the ultimate customer or on the net amount received from the customer after commissions and other payments to third parties. To the extent revenues are recorded on a gross basis, any commissions or other payments to third parties are recorded as expense so that the

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

net amount (gross revenues less expense) is reflected in Operating Income. Accordingly, the impact on Operating Income is the same whether the Company records revenue on a gross or net basis.

The determination of whether revenue should be reported gross or net is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. If the Company is acting as a principal in a transaction, the Company reports revenue on a gross basis. If the Company is acting as an agent in a transaction, the Company reports revenue on a net basis. The determination of whether the Company is acting as a principal or an agent in a transaction involves judgment and is based on an evaluation of the terms of an arrangement. The Company serves as the principal in transactions in which it has substantial risks and rewards of ownership.

Recent Pronouncements

We have reviewed all recently issued, but no yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Note 4 – FILM COSTS

Film costs are summarized as follows:

	September 30, 2011	March 31, 2011
Film costs — Theatrical film and animation
Released, less amortization	$1,339,257	$1,233,808
Completed and not released	1,151,051	324,813
In production and development	4,964,397	3,162,169
Film costs	$7,454,705	$4,720,790

NOTE 5 – DEFERRED REVENUE

The deferred revenue represents the amount of money received from other participants of the films and animation in production stage. This deferred revenue will be realized when the Company fulfills its performance obligation stated in the production contracts entered into with other participant. As of September 30, 2011 and March 31, 2011, the Company recorded $8,399,616 and $6,323,030 respectively as deferred revenue.

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

NOTE 6 –BANK LOANS

Bank loans are summarized as follows:

			September 30 2011	March 31 2011
	Interest rate	Due date
Financial institution in Japan [1]	1.600%	6/15/2011	-	3,247
Financial institution in Japan [1]	2.400%	10/31/2012	14,396	19,273
Financial institution in Japan [1]	2.375%	7/15/2013	144,100	168,959
Financial institution in Japan [1]	3.100%	3/25/2014	157,200	173,787
Financial institution in Japan [1]	1.975%	7/15/2014	371,280	402,365
Financial institution in Japan [1]	2.750%	10/10/2015	327,500	337,919
Financial institution in Japan [1]	2.150%	6/30/2015	327,566	341,963
Financial institution in Japan [1]	2.850%	3/30/2012	98,250	181,028
Financial institution in Japan [1]	2.200%	2/29/2016	262,000	241,371
Financial institution in Japan [2]	2.375%	12/15/2013	-	331,994
Financial institution in Japan [2]	2.300%	2/29/2016	739,168	-
Financial institution in Japan [2]	1.975%	7/31/2016	167,470	202,511
Financial institution in Japan [2]	2.000%	4/28/2021	1,013,102	-
Financial institution in Japan [2]	1.200%	7/31/2015	-	174,342
Financial institution in Japan [2]	1.975%	7/31/2015	-	156,891
Financial institution in Japan [2]	2.300%	3/31/2021	995,573	965,484
Financial institution in Japan [2]	2.300%	3/31/2021	62,200	60,343
Notes payable to banks			4,679,805	3,761,477
Less current portion			(531,100)	(965,013)
Notes payable to banks, net of current portion			$4,148,705	$2,796,464

1. Bank loans guaranteed by the Company’s Chief Executive Officer

2. Bank loans guaranteed by the Company’s Chief Executive Officer and Tokyo Credit Guarantee Association, an independent commercialized credit guarantee company.

The scheduled maturities of the Company’s bank loans are as follows:

September 30,
2012	$951,533
2013	828,483
2014	708,631
2015	539,681
2016	371,516
Thereafter	1,279,961
Total	$4,679,805

NOTE 7 - CONVERTIBLE BONDS

Since inception, the Company issued two unsecured convertible bonds aggregating $506,879 (amount in original currency: ¥42,000,000) each with undetectable conversion feature in the form of a warrant due September 30, 2012 to stockholders of the

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

company. The first and second issuance of convertible bonds bears interest at 0.3% on top of the prime lending rate for long-term credit at the first day of each interest payment period and at 3% per annum respectively.

The convertible bonds (which include principal and accrued interest thereon) are convertible at a price (the “Conversion Price”) of $724.11 (amount in original currency: ¥60,000 per unit).

Based on current guidance, the Company concluded that the convertible bonds were required to be accounted for as a derivative. This guidance requires the Company to bifurcate and separately account for the conversion features of the convertible notes issued as embedded derivatives.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

The Company used a Black Scholes that values the compound embedded derivatives with the following variable inputs:

	September 30, 2011	March 31, 2011
Stock price on grant date	$589.08 (*)	$453.08 (*)
Dividend yield:	0.00%	0.00%
Volatility	45%	54%
Risk free rate:	0.79%	0.79%
Expected life	1 years	1.5 years

(*): Amount in original currency: ¥45,000

Below is detail of the derivative liability balances as of September 30, 2011 and March 31, 2011.

	March 31, 2011	Additions	(Gain)/ loss from valuation	Foreign translation (gain) /loss	September 30, 2011

Convertible Bonds	$27,977	-	$(10,507)	$1,973	$19,443

NOTE 8 - SHARE BASED COMPENSATION

On August 29, 2005, Board of Directors passed a resolution which was approved by the Company’s stockholders to permit the grant of incentive stock options to its officers, employees, consultants and non-employee directors.  In November, 2005, 87 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥50,000 per share ($655 per share at September 30, 2011). On October 25, 2006, the Company exercised a stock split of ratio 1:3 and accordingly, the number of option granted and the price was adjusted accordingly.

On October 22, 2007 the Board of Directors passed a resolution which was approved by the Company’s stockholders to grant incentive options to its officers, employees, consultants and non-employee directors. In October, 2007, 2,400 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥60,000 per share ($786 per share at September 30, 2011).

During 2008, 75 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

On January 20, 2010 the Board of Directors passed a resolution which was approved by the Company’s shareholders in an

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

extraordinary shareholder meeting held at the same date to grant incentive options to a business partner. In January 26, 2010, 100 stock options were granted pursuant to the resolution. Option awards could be exercised the following day after the date of allocation of the share option to ten years after that. The exercise price for this option is JPY60,000 per share ($786 per share at September 30, 2011).

On July 6, 2010, 20 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

On June 22, 2011, 216 stock options granted during the year of 2005 were exercised at price of ¥16,667, On same date, 250 share options granted during the year of 2011 were exercised at price of ¥60,000.

The following table summarizes options outstanding issued to employees at September 30, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding as at March 31, 2010	2,461	$560	(#)	7.3	$124,410
Granted	-				-
Exercised	-				-
Cancelled	-				-
Outstanding as at March 31, 2010	2,461	$609	(#)	6.3	$438,224
Granted	-				-
Exercised	461				-
Cancelled	-				-
Outstanding as at September, 30, 2011	2,000	$676	(#)	6.1	$287,545

(#): Weighted average exercise prices in original currency are ¥ 55,404, ¥55,404 and ¥59,025 as at March 31, 2010, 2011 and September 30, 2011 respectively.

The stock option granted to non-employees is for the services rendered or sign-up bonus to strengthen the relationship with business partners or service providers. The fair values of the vesting non-employee options were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	0.00%
Volatility	38 - 43%
Risk free rate:	4.42 – 4.75%
Expected option life	8 – 10 years

The following table summarizes options outstanding issued to non-employees at September 30, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding March 31, 2010	205	660	(#)	8.8	-
Granted	-
Exercised	-
Cancelled	-
Outstanding March 31, 2011	205	$732	(#)	6.7	$25,010
Granted	-
Exercised	5
Cancelled	-
Outstanding September 30, 2011	200	$786	(#)	6.2	22,400

(#): Weighted average exercise price in original currency is ¥60,000 as at September 30, 2009, 2010 and 2011.

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

The following table summarizes all options outstanding issued to both employee and non-employees at September 30, 2011

			Options Outstanding			Options Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
Range of		Number	Remaining	Average	Number	Remaining	Average
Exercise Price		Outstanding	Contractual Life	Exercise Price	Exercisable	Contractual Life	Exercise Price
201.14	(*)	45	3.7	201.14	45	3.7	201.14
724.11	(#)	2,055	6.7	724.41	2,055	6.7	724.11
724.11	(#)	100	9.0	724.41	100	9.0	724.11
Total		2,200			2,200

(*): Weighted average exercise price in original currency is ¥13,334 as at September 30, 2011.

(#): Weighted average exercise price in original currency is ¥60,000 as at September 30, 2011.

Although the fair value of stock options is determined in accordance with ASC 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

NOTE 9 – INCOME TAX

A reconciliation between the income tax computed at the Japan statutory rate and the Company’s provision for income tax for the six months ended September 30, 2011 and 2010 is as follows:

	2011	2010
Japan Income Tax Rate.	30%	30%
Valuation allowance – Japan Rate	(30%)	(30%)
Singapore Income Tax Rate	17%	17%
Valuation allowance – Singapore Rate	(17%)	(17%)
United Kingdom Income Tax Rate	21%	21%
Valuation allowance – UK Rate	(21%)	(21%)
Russia Income Tax Rate	20%	20%
Valuation allowance – Russia Rate	(20%)	(20%)
Provision for income tax	-	-

Domestic and foreign components of income (loss) before income taxes and the provision for current and deferred income taxes attributable to such income for the six months ended September 30, 2011 and 2010 are summarized as follows:

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

	2011	2010
Income (loss) before income taxes:
TOE in Japan	$1,151,351	$(1,479,088)
Singapore subsidiary	(51,783)	(25,458)
Russia Subsidiary	(5,526)	-
UK subsidiary	-	(23,663)
	1,094,042	(1,528,209)
Income taxes — Current:
TOE in Japan	-	-
Singapore subsidiary	-	-
UK subsidiary	-	-
	-	-
Income (loss) after income taxes:	$1,094,042	$(1,528,209)

NOTE 10 – EARNING PER SHARE

The Company calculates earnings per share in accordance with ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Diluted earnings per share represents basic earnings per share adjusted to include the potentially dilutive effect of outstanding stock options, warrants and convertible note (using the if-converted method). The dilutive earnings per share for six months ended September 30, 2010 was same as the basic earning per shares because the Company recorded net loss for that period and the outstanding stock options, warrants and convertible note are anti-dilutive.

The calculation of the basic and diluted earnings per share attributable to the common stock holders is based on the following data:

	2011	2010
Earnings:
Profit /(Loss) for the purpose of basic earnings per share	$1,102,586	$(1,528,209)
Effect of dilutive potential common stock	18,367	-
Profit /(Loss) for the purpose of dilutive earnings per share	$1,120,953	$(1,528,209)

Number of shares:
Weighted average number of common stock for the purpose of basic earnings per share	4,341	3,865
Effect of dilutive potential common stock - unpaid shares subscription	2,800
Weighted average number of common stock for the purpose of dilutive earnings per share	7,141	3,865

Earnings per share:
Basic earnings per share	$253.99	$(359.39)
Dilutive earnings per share	$156.97	$(359.39)

T.O Entertainment, Inc.

Notes to Condensed Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

Note 11 - COMMITMENTS AND CONTINGENCIES

The Company has entered into a tenancy agreement for office premises expiring through 2013. Total rental expenses for the period ended September 30, 2011 and 2010 amounted to $193,464 and $189,294 respectively.

As at September 30, 2011, the Company’s commitments for minimum lease payments under these leases are as follows:

2012	$309,659
2013	129,025
Thereafter	-
Total	$438,684

NOTE 12 – NON-CONTROLLING INTEREST AND RELATED PARTY TRANACTION

During June 2011, T.O Entertainment Singapore PTE LTD, a subsidiary of the Company, sold 40,000 shares of its common stock to one of its directors for $30,864.  As a result of this transaction the Company now owns 66.67 percent of T.O Entertainment Singapore PTE LTD.  The Company has consolidated this subsidiary and recognized the non-controlling interest.

NOTE 13 – COMMON STOCK

During six months ended September 30, 2011, the option holders exercised options which resulted in the issuance of 466 shares were issued for $232,009.

NOTE 14 – SEGMENT REPORTING

More than 90% of Company’s total revenue is derived from the filmed entertainment segment generated from Japan. Accordingly no business or geographic segment reporting is required.

NOTE 15 - SUBSEQUENT EVENT

On January 3, 2012, the Company’s shareholders entered into Investment Agreements with IBI Acquisitions Inc. (“IBI”) whereby the Company and its subsidiaries became subsidiaries of IBI and there was a change of control of IBI.  The Transaction will be accounted for as a “reverse merger,” since the stockholders of the Company will own a majority of the outstanding shares of IBI’s common stock immediately following the completion of the transaction.  The Company is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the transaction will be those of the Company and its subsidiaries, and will be recorded at the historical cost basis of the Company.  After completion of the transaction, IBI’s pro-forma combined financial statements will include the assets and liabilities of IBI and the Company and its subsidiaries, the historical operations of the Company and its subsidiaries, and the operations of the IBI and its subsidiaries from the closing date of the transaction.

The Company has evaluated all other subsequent events through December 30, 2011 and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.